Exhibit 99.1

VSE Corporation Announces Fourth Quarter and Full Year 2023 Results

Record Revenue and Profitability for Aviation Segment
Business Transformation Accelerates

ALEXANDRIA, Va., March 6, 2024 - VSE Corporation (NASDAQ: VSEC; “VSE”, or the “Company”), a leading provider of aftermarket distribution and repair services, announced results for the fourth quarter and full year 2023.

MANAGEMENT COMMENTARY

“We completed 2023 with outstanding fourth quarter and full year financial results,” said John Cuomo, President and CEO of VSE Corporation. “Our businesses once again delivered strong above-market revenue growth and improved profitability. Our Aviation segment reported record revenue and Adjusted EBITDA driven by strong program execution, an expansion of our distribution product lines and repair capabilities, and contributions from recent acquisitions. Our Fleet segment continued to diversify its customer base and reported record revenue, driven by strong growth in commercial sales and solid contributions from legacy customers. I want to thank the VSE team for delivering yet another year of outstanding performance.”

Mr. Cuomo continued, “VSE enters 2024 well positioned for a successful year, supported by robust end-market activity and bolstered by new business wins and recently announced strategic actions and acquisitions. 2024 is a year of growth and execution as we focus on acquisition integration, implementation of new programs, entry into new geographies, and the continued execution of our strategic transformation plan. Our unwavering commitment to our employees, customers, and suppliers, sets our businesses apart and will continue to fuel our success in 2024 and beyond.”

“VSE completed 2023 meeting previously shared expectations, capping another great year of above market revenue growth and increased profitability. Our Aviation and Fleet segments delivered record revenue and improved profitability while generating $43 million of operating cash flow and $30 million of free cash flow in the second half of the year. We will build on this strong foundation in 2024 with new investments in recently awarded contracts, the integration and launch of newly acquired businesses, and the recently announced acquisition of Turbine Controls, Inc.,” said Steve Griffin, Chief Financial Officer. “Our 2024 guidance reflects the compelling opportunities across both of our business segments, where our differentiated go-to-market strategy positions us to deliver above-market revenue growth, improved profitability, and a strong return on capital.”

FOURTH QUARTER 2023 RESULTS(1)
(As compared to the Fourth Quarter 2022)

▪Total Revenues of $235.3 million increased 37%
▪GAAP Net Income of $12.8 million increased 62%
▪GAAP EPS (Diluted) of $0.82 increased 32%
▪Adjusted EPS(2) (Diluted) of $0.85 increased 31%
▪Adjusted EBITDA(2) of $31.4 million increased 46%

FULL-YEAR 2023 RESULTS(1)
(As compared to the Full-Year 2022)

▪Total Revenues of $860.5 million increased 29%
▪GAAP Net Income of $43.2 million increased 62%
▪GAAP EPS (Diluted) of $3.04 increased 46%
▪Adjusted EPS(2) (Diluted) of $3.31 increased 45%

▪Adjusted EBITDA(2) of $113.8 million increased 45%

(1) From continuing operations
(2) Non-GAAP measure, see additional information at the end of this release regarding non-GAAP financial measures

STRATEGIC UPDATE

•TURBINE CONTROLS ACQUISITION: VSE entered into a definitive agreement to acquire Turbine Controls Inc. ("TCI"), a leading provider of aftermarket maintenance, repair and overhaul (“MRO”) support services for complex engine components, as well as engine and airframe accessories. VSE will acquire TCI for a total consideration of approximately $120 million, comprising $110 million in cash and $10 million of common shares of the Company, subject to working capital adjustments. The acquisition is expected to close in the second quarter of 2024, subject to customary closing conditions.

•FEDERAL AND DEFENSE DIVESTITURE: VSE announced the sale of substantially all of its Federal and Defense segment (“FDS”) operating assets. The FDS sale was completed in two separate transactions with two buyers for a total cash consideration of $44.0 million, which included $10.0 million as an estimated net working capital adjustment (subject to post-closing adjustments). Associated with the sale of FDS, VSE will cease use of the one remaining non-core FDS facility by the second quarter of 2024. During the first quarter of 2024, the Company is expecting to record one-time transaction expenses between $6 and $8 million, including non-recurring fees and costs in support of these transactions and employee severance and benefit related expenses. Additionally, the Company is expecting to record a $6 million non-cash charge including an impairment related to the asset not included in the sale.

•CORPORATE COST RESTRUCTURING: The Company is considering a corporate restructuring plan and headquarters relocation, which could result in certain adjustments to the Company's consolidated financial statements ranging between $18 to $23 million throughout 2024 depending on the resolution of certain contract and leasing agreements. The Company’s evaluation may include a facilities consolidation strategy to sublease, early terminate, or abandon its headquarters, and would be designed to reduce centralized corporate costs.

•FLEET SEGMENT STRATEGIC REVIEW: VSE initiated a process to explore and evaluate strategic alternatives involving the Fleet segment. The Company has not set a definitive timetable for the completion of the review, and there can be no assurances that it will result in a transaction.

BALANCE SHEET OPTIMIZATION

In December 2023, the Company amended and extended its credit agreement, providing for an increase of approximately $122 million on its term loan and an extension of the maturity date by one year to October 2026.

SEGMENT RESULTS

Aviation segment revenue increased 43% year-over-year to a record $153.7 million in the fourth quarter 2023. The year-over-year revenue growth was attributable to strong program execution on new and existing distribution awards, an increase in maintenance, repair and overhaul (“MRO”) activity, and contributions from the acquisition of Desser Aerospace. Aviation distribution and repair revenue increased 41% and 49% respectively, in the fourth quarter versus the prior-year period. The Aviation segment reported operating income of $18.8 million in the fourth quarter, compared to $12.3 million in the same period of 2022. Segment Adjusted EBITDA increased by 52% in the fourth quarter to $23.9 million, versus $15.8 million in the prior-year period, driven by strong execution on distribution programs, MRO market share gains, improved pricing and product mix, increased operating leverage, and contributions from the Desser Aerospace acquisition. Adjusted EBITDA margin was 15.6%, an increase of approximately 90 basis points compared to the prior year.

Fleet segment revenue increased 26% year-over-year to $81.6 million in the fourth quarter of 2023. Revenue from commercial customers increased 72% on a year-over-year basis, driven by strong growth in e-commerce fulfillment and commercial fleet sales. Commercial revenue represented approximately 52% of total Fleet segment revenue in the fourth quarter, compared to 38% in the prior year period and represented the first quarter in segment history of greater than 50% of revenue from Commercial customers. Revenue from the United States Postal Service (USPS) declined approximately 3% on a year-over-year basis in the fourth quarter, driven by mix of fleet vehicles within the installed base. The Fleet segment reported operating income of $9.0 million in the fourth quarter, compared to $5.6 million in the same period of 2022. Segment Adjusted EBITDA increased 24% year-over-year to $9.8 million, while

Adjusted EBITDA margin was 12.0%, a decline of 20 basis points versus the prior-year period, primarily driven by customer and product mix.

FINANCIAL RESOURCES AND LIQUIDITY

As of December 31, 2023, the Company had $216 million in cash and unused commitment availability under its $350 million revolving credit facility maturing in 2026. As of December 31, 2023, VSE had total net debt outstanding of $422 million and $114 million of trailing-twelve months Adjusted EBITDA. The Company generated $20 million and $(41) million of Free Cash Flow for the fourth quarter and full year 2023, respectively.

GUIDANCE

VSE is reaffirming its full year Aviation segment guidance:
•Aviation segment full year 2024 revenue growth of 24% to 28%, as compared to the prior year.
•Aviation segment Adjusted EBITDA margin expected to be between 15% and 16%.

As previously updated, VSE Fleet segment guidance is as follows:
•Fleet segment full year 2024 revenue growth of 13% to 17%, as compared to the prior year.
•Fleet segment Adjusted EBITDA to increase 8% to 12%, as compared to the prior year.

FOURTH QUARTER AND FULL YEAR RESULTS

	Three months ended December 31,			For the years ended December 31,
($ in thousands, except per share amounts)	2023	2022	% Change	2023	2022	% Change
Revenues	$235,325	$171,988	36.8%	$860,488	$669,448	28.5%
Operating income	$25,319	$15,941	58.8%	$87,996	$53,604	64.2%
Net income from continuing operations	$12,834	$7,916	62.1%	$43,152	$26,659	61.9%
EPS (Diluted)	$0.82	$0.62	32.3%	$3.04	$2.08	46.2%
SEGMENT RESULTS
The following is a summary of revenues and operating income (loss) for the three and twelve months ended December 31, 2023 and December 31, 2022:

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Revenues:
Aviation	$153,701	$107,178	43.4%	$544,020	$408,112	33.3%
Fleet	81,624	64,810	25.9%	316,468	261,336	21.1%
Total revenues	$235,325	$171,988	36.8%	$860,488	$669,448	28.5%

Operating income (loss):
Aviation	$18,771	$12,327	52.3%	$71,168	$36,416	95.4%
Fleet	8,973	5,625	59.5%	31,257	23,911	30.7%
Corporate/unallocated expenses	(2,425)	(2,011)	20.6%	(14,429)	(6,723)	114.6%
Operating income	$25,319	$15,941	58.8%	$87,996	$53,604	64.2%
The Company reported total capital expenditures in the fourth quarter and full year 2023 of $7.9 million and $18.7 million, respectively.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this earnings release also contains non-GAAP financial measures. These measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures is included in the supplemental schedules attached.

NON-GAAP FINANCIAL INFORMATION
Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Net income from continuing operations	$12,834	$7,916	62.1%	$43,152	$26,659	61.9%
Adjustments to net income from continuing operations:
Non-recurring professional fees	—	—	—%	300	—	—%
Debt issuance costs	175	—	—%	441	—	—%
Acquisition, integration and restructuring costs	610	517	18.0%	4,410	1,279	244.8%
Russia/Ukraine conflict (1)	—	—	—%	—	2,335	(100.0)%
	13,619	8,433	61.5%	48,303	30,273	59.6%
Tax impact of adjusted items	(196)	(129)	51.9%	(1,286)	(902)	42.6%
Adjusted net income from continuing operations	$13,423	$8,304	61.6%	$47,017	$29,371	60.1%
Weighted average dilutive shares	15,804	12,862	22.9%	14,185	12,828	10.6%
Adjusted EPS (Diluted)	$0.85	$0.65	30.8%	$3.31	$2.29	44.5%

(1) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.
Reconciliation of Consolidated EBITDA and Adjusted EBITDA to Net Income

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Net income from continuing operations	$12,834	$7,916	62.1%	$43,152	$26,659	61.9%
Interest expense	9,278	5,588	66.0%	31,083	17,893	73.7%
Income taxes	3,207	2,437	31.6%	13,761	9,052	52.0%
Amortization of intangible assets	3,635	3,812	(4.6)%	14,378	15,735	(8.6)%
Depreciation and amortization	1,880	1,312	43.3%	6,749	5,291	27.6%
EBITDA	30,834	21,065	46.4%	109,123	74,630	46.2%
Non-recurring professional fees	—	—	—%	300	—	—%
Acquisition, integration and restructuring costs	610	517	18.0%	4,410	1,279	244.8%
Russia/Ukraine conflict (1)	—	—	—%	—	2,335	(100.0)%
Adjusted EBITDA	$31,444	$21,582	45.7%	$113,833	$78,244	45.5%

(1) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.

Reconciliation of Segment EBITDA and Adjusted EBITDA to Operating Income

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Aviation
Operating income	$18,771	$12,327	52.3%	$71,168	$36,416	95.4%
Depreciation and amortization	5,064	3,143	61.1%	16,080	12,701	26.6%
EBITDA	23,835	15,470	54.1%	87,248	49,117	53.4%
Acquisition, integration and restructuring costs	86	281	(69.4)%	126	668	(81.1)%
Russia/Ukraine conflict (1)	—	—	—%	—	2,335	(100.0)%
Adjusted EBITDA	$23,921	$15,751	51.9%	$87,374	$52,120	67.6%

Fleet
Operating income	$8,973	$5,625	59.5%	$31,257	$23,911	30.7%
Depreciation and amortization	848	2,055	(58.7)%	5,300	8,666	(38.8)%
EBITDA	9,821	7,680	27.9%	36,557	32,577	12.2%
Acquisition, integration and restructuring costs	—	236	(100.0)%	158	590	(73.2)%
Adjusted EBITDA	$9,821	$7,916	24.1%	$36,715	$33,167	10.7%

(1) Adjustment represents a non-cash charge recorded to reduce the carrying amount of accounts receivable and inventory related to the Russia/Ukraine military conflict.

	Three months ended December 31,			For the years ended December 31,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Adjusted EBITDA Summary
Aviation	$23,921	$15,751	51.9%	$87,374	$52,120	67.6%
Fleet	9,821	7,916	24.1%	36,715	33,167	10.7%
Adjusted Corporate expenses (1)	(2,298)	(2,085)	10.2%	(10,256)	(7,043)	45.6%
Adjusted EBITDA	$31,444	$21,582	45.7%	$113,833	$78,244	45.5%

(1) Includes certain adjustments not directly attributable to any of our segments.
Reconciliation of Operating Cash to Free Cash Flow

	Three months ended December 31,		For the years ended December 31,
($ in thousands)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$27,942	$12,257	$(21,829)	$8,051
Capital expenditures	(7,871)	(3,796)	(18,666)	(11,212)
Free cash flow	$20,071	$8,461	$(40,495)	$(3,161)

Reconciliation of Debt to Net Debt

	For the years ended December 31,
($ in thousands)	2023	2022
Principal amount of debt	$433,000	$288,610
Debt issuance costs	(3,656)	(2,310)
Cash and cash equivalents	(7,768)	(305)
Net debt	$421,576	$285,995
Net Leverage Ratio

	For the years ended December 31,
($ in thousands)	2023		2022
Net debt	$421,576		$285,995
TTM Adjusted EBITDA	$113,833		$78,244
Net Leverage Ratio	3.7	x	3.7	x

TTM Adjusted EBITDA Proforma(1)	$124,304		$78,244
Proforma Net Leverage Ratio	3.4	x	3.7	x

(1) TTM Proforma Adjusted EBITDA includes pre-acquisition portion of EBITDA for the trailing twelve months that is not included in historical results.

The non-GAAP Financial Information set forth in this document is not calculated in accordance with GAAP under SEC Regulation G. We consider Adjusted Net Income, Adjusted EPS (Diluted), EBITDA, Adjusted EBITDA, net debt and free cash flow as non-GAAP financial measures and important indicators of performance and useful metrics for management and investors to evaluate our business' ongoing operating performance on a consistent basis across reporting periods. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP. Adjusted Net Income represents Net Income adjusted for acquisition-related costs including any earn-out adjustments, loss on sale of a business entity and certain assets, gain on sale of property, other discrete items, and related tax impact. Adjusted EPS (Diluted) is computed by dividing net income, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding. EBITDA represents net income before interest expense, income taxes, amortization of intangible assets and depreciation and other amortization. Adjusted EBITDA represents EBITDA (as defined above) adjusted for discrete items as identified above. Net debt is defined as total debt less cash and cash equivalents. Free cash flow represents operating cash flow less capital expenditures.

CONFERENCE CALL

A conference call will be held Thursday, March 7, 2024 at 8:30 A.M. EST to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of VSE’s website at https://ir.vsecorp.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	(844) 826-3035
International Live:	(412) 317-5195
Audio Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1654757&tp_key=69cc389df7

To listen to a replay of the teleconference through March 21, 2024:

Domestic Replay:	(844) 512-2921
International Replay:	(412) 317-6671
Replay PIN Number:	10186239

ABOUT VSE CORPORATION

VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers' high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE's website at www.vsecorp.com.

Please refer to the Form 10-K that will be filed with the Securities and Exchange Commission (SEC) on or about March 7, 2024 for more details on our fourth quarter and full year 2023 results. VSE encourages investors and others to review the detailed reporting and disclosures contained in VSE’s public filings for additional discussion about the status of customer programs and contract awards, risks, revenue sources and funding, dependence on material customers, and management’s discussion of short- and long-term business challenges and opportunities.

FORWARD-LOOKING STATEMENTS
This document contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this document. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations. “Forward-looking” statements, as such term is defined by the SEC in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, the impact of widespread health developments, such as the ongoing COVID-19 outbreak, the health and economic impact thereof, and the governmental, including federal contractor vaccine mandates, commercial, consumer and other responses thereto, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,”

“might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including, but not limited to, supply chain delays and disruptions, risk related to our work on large government programs, our ability to successfully integrate recently acquired businesses, our ability to successfully divest businesses, risk related to future business conditions resulting in impairments, risk related to the intense competition in our industry, risk related to the performance of the aviation aftermarket, global economic and political conditions, prolonged periods of inflation and our ability to mitigate the impact thereof, challenges related to workforce management or any failure to attract or retain a skilled workforce, our dependence on third-party package delivery companies, our compliance with number government rules and regulations, including environmental and pollution risks, risks related to technology security and cyber-attack, risks related to our outstanding indebtedness, risks related to market volatility in the debt and equity capital markets, and the other factors identified in our reports filed or expected to be filed with the SEC including our Annual Report on Form 10-K for the year ended December 31, 2023. All forward-looking statements made herein are qualified by these cautionary statements and risk factors and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on these forward-looking-statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR CONTACT

Michael Perlman
VP, Investor Relations & Treasury
T: (954) 547-0480 M: (561) 281-0247
investors@vsecorp.com